Exhibit 23.6
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2005 relating to the consolidated financial statements of Rhetorical Group PLC as of and for the nine months ended September 30, 2004 and as of and for the year ended December 31, 2003, appearing in the Form 8-K/A of ScanSoft, Inc. dated February 18, 2005.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/  BDO Stoy Haward LLP

Glasgow, U.K.
September 16, 2005